Exhibit 5.1
June 25, 1999


Board of Directors
Westell Technologies, Inc.
750 N. Commons Drive
Aurora, IL  60504

         RE:      Registration Statement on Form S-3
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Gentlemen:

         You have requested our opinion in connection with the above-referenced Registration Statement on Form S-3 (the "Registration Statement") of Westell Technologies, Inc. (the "Company"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 8,500,000 shares (the "Shares") of the Class A Common Stock of the Company, $.01 par value (the "Class A Common Stock").

         We have examined or considered all such documents, corporate records, officer's certificates and certificates of public officials, and other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth below. In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon the proper exercise of the Company's 6% Subordinated Secured Convertible Debentures due April 15, 2004 and Warrants, will be validly issued and fully paid and non-assessable.

         Members of our firm are admitted to the practice of law in the State of Illinois and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware. We hereby consent to the references to our firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,



                                                     McDERMOTT, WILL & EMERY